Exhibit 5.1

ORRICK, HERRINGTON & SUTCLIFFE LLP THE ORRICK BUILDING 405 HOWARD STREET SAN FRANCISCO, CALIFORNIA 94105-2669 tel +1-415-773-5700 fax +1-415-773-5759 www.orrick.com

July 23, 2014

JMP Group Inc.
600 Montgomery Street
Suite 1100

San Francisco, CA 94111

Re:	JMP Group Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933 (the “Securities Act”) by JMP Group Inc., a Delaware corporation (the “Company”), of the following securities with an aggregate offering price of up to $100,000,000: (a) common stock of the Company, par value $0.001 per share (the “Common Stock”), including Common Stock that may be issued upon conversion of the Warrants (as defined below); (b) preferred stock of the Company, par value $0.001 per share (the “Preferred Stock”), including preferred stock that may be issued upon conversion of the Warrants; (c) debt securities, which may be issued in one or more series (the “Debt Securities”) under the indenture filed as Exhibit 4.2 to the Registration Statement, as may be amended or supplemented from time to time (the “Indenture”); (d) warrants to purchase Common Stock, Preferred Stock, and Debt Securities or any combination of these securities (collectively, the “Warrants”); (e) rights to purchase the Common Stock, Preferred Stock and Debt Securities or any combination of these securities (collectively, the “Rights”); and (f) units consisting of Common Stock, Preferred Stock, Debt Securities, and Warrants or any combination of these securities (collectively, the “Units”).

The offering of the Common Stock, Preferred Stock, Debt Securities, Warrants, Rights, and Units (collectively, the “Securities”) will be as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus, other than as to the enforceability of the Debt Securities, Warrants, Rights, and Units, and the validity of the Common Stock and the Preferred Stock.

We have examined the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company, and other persons, and such other documents, agreements and instruments as we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

JMP Group Inc.

July 23, 2014

We have assumed that the Indenture, any warrant agreement (each a “Warrant Agreement”) relating to the Warrants, any rights agreement (each a “Rights Agreement”) relating to the Rights, any unit agreement (each a “Unit Agreement”) relating to the Units, and the issuance and sale of the Securities by the Company will not, in each case, violate or constitute a default or breach under (i) any agreement or instrument to which the Company or its properties is subject, (ii) any law, rule or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

Based on and subject to the foregoing, and assuming that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (v) a definitive purchase, underwriting, or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vi) any Securities issuable upon conversion, exchange, or exercise of any Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise, we are of opinion that:

1.     The Common Stock will be validly issued, fully paid, and nonassessable at such time as: (a) the terms of the issuance and sale of the Common Stock have been duly authorized by appropriate action of the Company and (b) the Common Stock has been duly issued and sold as contemplated by the Registration Statement, the Prospectus and any prospectus supplement relating thereto.

2.     The Preferred Stock will be validly issued, fully paid, and nonassessable at such time as: (a) the terms of the issuance and sale of the Preferred Stock have been duly authorized by appropriate action of the Company and (b) the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement, the Prospectus and any prospectus supplement relating thereto.

3.     The Debt Securities (including any Debt Securities duly issued upon the exchange or conversion of any Debt Securities that are exchangeable or convertible into another series of Debt Securities) will constitute valid and binding obligations of the Company, at such time as: (a) the forms and the terms of the Debt Securities and their issuance and sale have been approved by appropriate action of the Company, and the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee, in accordance with the Indenture or a supplemental indenture thereto; and (b) the Debt Securities have been issued and sold as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto and the Indenture or a supplemental indenture thereto.

4.     The Warrants will be valid and binding obligations of the Company at such time as: (a) the terms of the Warrants and of their issuance and sale have been approved by appropriate action of the Company and the applicable warrant agent; and (b) the Warrants have been duly executed, authenticated and delivered in accordance with the applicable warrant agreement.

5.     The Rights will be valid and binding obligations of the Company at such time as: (a) the terms of the Rights and of their issuance and sale have been approved by appropriate action of the Company and the applicable warrant agent; and (b) the Rights have been duly executed, authenticated and delivered in accordance with the applicable warrant agreement.

JMP Group Inc.

July 23, 2014

6.     The Units will be valid and binding obligations of the Company at such time as: (a) the terms of the Units and of their issuance and sale have been approved by appropriate action of the Company and the applicable warrant agent; and (b) the Units have been duly executed, authenticated and delivered in accordance with the applicable warrant agreement

The opinions set forth in paragraphs (3), (4), (5), and (6) are subject, as to enforcement, to (a) the effect of bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally; (b) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing, and the rules governing the availability of specific performance or injunctive relief, whether enforcement is sought in a proceeding in equity or at law; and (c) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

We express no opinion as to laws other than the laws of the State of California, the State of New York and the General Corporation Law of the State of Delaware with respect to the opinions, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

We hereby consent to the reference to us under the heading “Legal Matters” in the Prospectus and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP